As filed with the Securities and Exchange Commission on September 19, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTC SOLAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-4816270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260,

Austin, Texas 78759

(Address of Principal Executive Offices, Including Zip Code)

FTC Solar, Inc. 2021 Stock Incentive Plan

(Full Title of the Plan)

Cathy Behnen

Chief Financial Officer

FTC Solar, Inc.

9020 N Capital of Texas Hwy, Suite I-260,

Austin, Texas 78759

(737) 787-7906

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Michael Penney, Esq.	Cathy Behnen
Arnold & Porter Kaye Scholer LLP	Chief Financial Officer
250 West 55th Street	FTC Solar, Inc.
New York, New York 10019	9020 N Capital of Texas Hwy, Suite I-260,
(212) 836-8000	Austin, Texas 78759
(737) 787-7906

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by FTC Solar, Inc. (the “Company”) to register an additional 2,000,000 shares (the “Amendment Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable under the FTC Solar, Inc. 2021 Stock Incentive Plan, as amended (the “2021 Stock Incentive Plan”). The shares of Common Stock being registered pursuant to this Registration Statement are the same class as, and in addition to, other securities for which Registration Statements on Forms S-8 were filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2021, July 1, 2022, February 28, 2023, May 17, 2024, and June 20, 2025 with respect to the 2021 Stock Incentive Plan.

The Amendment Shares are authorized for issuance under the 2021 Stock Incentive Plan pursuant to Amendment No. 1 to the 2021 Stock Incentive Plan, which was approved by the Company’s Board of Directors and by the Company’s stockholders at a special meeting of stockholders held on September 4, 2025.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company are incorporated herein by reference (except for portions thereof furnished or otherwise not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, which are deemed not to be incorporated by reference into this Registration Statement):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 1, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 5, 2025;

•

Current Reports on Form 8-K, filed with the SEC on March 10, 2025, May  1, 2025 (excluding Item 2.02 and Exhibit 99.1 thereto), May  1, 2025, June  11, 2025, July  7, 2025 (excluding Item 7.01 and Exhibit 99.1 thereto), August 5, 2025 (excluding Item 2.02 and Exhibit 99.1 thereto), and September 4, 2025;

•

The portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  30, 2025, that are incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•

The description of common stock set forth in the Description of Registrant’s Securities, filed with the SEC as Exhibit 4.2 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 21, 2022.

All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Our certificate of incorporation and bylaws contain such a provision.

We have in effect a directors and officers liability insurance policy indemnifying our directors and officers for certain liabilities incurred by them, including liabilities under the Securities Act and the Exchange Act. We pay the entire premium of this policy.

We are party to indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Section 145 of the DGCL against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of FTC Solar, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2021 and incorporated herein by reference).

4.2	Certificate of Correction of Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on June 8, 2021 and incorporated herein by reference).

4.3	Certificate of Amendment to the Amended and Restated Certificate Incorporation of FTC Solar, Inc. (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 27, 2024 and incorporated herein by reference)

4.4	Amended and Restated Bylaws of FTC Solar, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2021 and incorporated herein by reference).

4.6	Amended and Restated Promissory Note dated July 2, 2025 between FTC Solar, Inc. and AV Securities, Inc. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2025 and incorporated herein by reference).

4.7	Form of Warrant to Purchase Common Stock (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2025 and incorporated herein by reference).

4.8	Amended and Restated Warrant to Purchase Common Stock dated July 2, 2025 between FTC Solar, Inc. and AV Securities, Inc. (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2025 and incorporated herein by reference).

5.1*	Opinion of Arnold & Porter Kaye Scholer LLP.

23.1*	Consent of BDO USA, P.C.

23.2*	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page to this Registration Statement).

99.1	FTC Solar, Inc. 2021 Stock Incentive Plan and form of agreement (filed as Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on August 11, 2021 and incorporated herein by reference)

99.2	Amendment No.1 to 2021 Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2025 and incorporated herein by reference).

107*	Filing Fee Table.

*	Filed herewith

Item 9.	Undertakings.

The undersigned Registrant, FTC SOLAR, INC., undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on September 19, 2025.

FTC SOLAR, INC.

By:	/s/ Cathy Behnen
	Name:	Cathy Behnen
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Cathy Behnen as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration of common stock of the registrant under this registration statement, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to this registration statement, to any and all amendments or supplements to this registration statement and to any and all instruments or documents filed as part of or in connection with this registration statement or any and all amendments thereto; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities set forth on the dates indicated.

Signature	Title	Date

/s/ Yann Brandt	Chief Executive Officer and Director	September 19, 2025
Yann Brandt	(Principal Executive Officer)

/s/ Cathy Behnen	Chief Financial Officer	September 19, 2025
Cathy Behnen	(Principal Financial Officer and Accounting Officer)

/s/ Shaker Sadasivam	Chairman of the Board	September 19, 2025
Shaker Sadasivam

/s/ Antonio Alvarez	Director	September 19, 2025
Antonio Alvarez

/s/ Pablo Barahona	Director	September 19, 2025
Pablo Barahona

/s/ Ahmad Chatila	Director	September 19, 2025
Ahmad Chatila

/s/ Lisan Hung	Director	September 19, 2025
Lisan Hung

/s/ Darrell Jackson	Director	September 19, 2025
Darrell Jackson

/s/ David Springer	Director	September 19, 2025
David Springer

/s/ Maximillian Sultan	Director	September 19, 2025
Maximillian Sultan